UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 7, 2025
Kaltura, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40644	20-8128326
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
860 Broadway
3rd Floor
New York, New York 10003
(Address of Principal Executive Offices) (Zip Code)

(646) 290-5445
(Registrant’s telephone number, including area code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	KLTR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on September 30, 2025, Mr. John Doherty, Chief Financial Officer of Kaltura, Inc. (the “Company”), notified the Company of his intention to resign from this position, effective December 5, 2025. On December 7, 2025, the Board of Directors (the “Board”) of the Company appointed Ms. Liron Sharon, the Company’s EVP of FP&A, to serve as an interim Principal Financial Officer of the Company and Ms. Claire Rotshten, the Company’s EVP of Finance, to serve as an interim Principal Accounting Officer of the Company, both as Mr. Doherty’s successors on a temporary manner until the appointment of a new permanent Chief Financial Officer for the Company, in each case effective December 6, 2025). The Company has retained an external search firm to identify successor candidates for the Chief Financial Officer position, and such search process is currently undergoing.

Ms. Sharon, age 46, joined the Company in 2022 as its Executive Vice President of Financial Planning and Analysis (“FP&A”) and has served as Executive Vice President FP&A since 2024. Ms. Sharon has more than 20 years of experience in establishing, shaping, and leading financial departments, with a focus in FP&A (Financial, Planning & Analysis), investor relations, and procurement. Prior to joining the Company, Ms. Sharon established and led FP&A at CyberArk Software Ltd. (Nasdaq: CYBR) for almost 7 years and took part in the Company’s business model transition to recurring SaaS revenue, with outstanding recognition. Prior to CyberArk, Ms. Sharon worked at additional leading publicly traded companies, such as Alvarion, ECI Telecom, and ICL (NYSE/TASE:ICL). Ms. Sharon received a Bachelor of Arts degree in Economics with honors from Ben Gurion University, and a Master of Business Administration from Tel Aviv University. Ms. Sharon is also a Microsoft Certified System Engineer (MCSE), serves as a mentor in the industry, and gives lectures on financial aspects.

Ms. Rotshten, age 50, has served as the Company’s Executive Vice President of Finance since 2014. Ms. Rotshten brings more than 20 years of experience in shaping and leading financial operations for technology companies. Before joining the Company, Ms. Rotshten was a Certified Public Accountant and held finance positions at global, private, and publicly traded technology companies, such as Kenshoo Ltd., Alvarion Ltd., and Risco Group. In these positions Ms. Rotshten made significant contributions in leading Finance, Commercial, and Business Development processes, based on strong relationships with both vendors and customers and excellent managerial skills. Ms. Rotshten has a degree in Accounting CPA license studies from Ramat Gan College.

In connection with these designations, Ms. Sharon and Ms. Rotshten have each entered into an appointment letter, dated December 8, 2025, ratifying that Ms. Sharon and Ms. Rotshten began serving as interim Principal Financial Officer and interim Principal Accounting Officer, respectively, effective December 6, 2025. There were no changes to Ms. Sharon’s and Ms. Rotshten’s compensation arrangements in connection with these designations.

In connection with their appointments, Ms. Sharon and Ms. Rotshten are also expected to enter into the Company’s standard form of indemnification agreement for directors and officers.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Appointment Letter for Ms. Liron Sharon, dated December 8, 2025.
10.2	Appointment Letter for Ms. Claire Rotshten, dated December 8, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALTURA, INC.

By:	/s/ Zvi Maayan
Name:	Zvi Maayan
Title:	General Counsel and Corporate Secretary

Date: December 8, 2025